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                           REVOCABLE PROXY OF GB, INC.

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                         SPECIAL MEETING OF SHAREHOLDERS
                                   _____, 1998
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        The undersigned hereby appoints ____________ and _____________ and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, $.01 par value, of GB, Inc. held of record by the undersigned on _______, 1998, at the Special Meeting of Shareholders to be held at _______________________, Kalispell, Montana on ___________, 1998, AT __:00 ___.M., local time, and at any and all adjournments of such Meeting, as follows:

1.      A proposal to approve the Plan and
        Agreement of Merger dated as of               FOR     AGAINST    ABSTAIN
        December 30, 1998, as amended                 [  ]      [  ]      [  ]
        June __, 1998, between Glacier Bancorp,
        Inc. and HUB Financial Corporation and the related Agreement and Plan of Share Exchange dated as of December 30, 1998 between Glacier
        Bancorp, Inc. and Valley Bank of Helena.

2. Whatever other business may properly be brought before the Special Meeting or any adjournment.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of GB, Inc. prior to the time of voting at the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from GB, Inc. prior to the execution of this proxy of Notice of the Meeting and the Prospectus/Proxy Statement.


                             (Sign on reverse side)

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                          PRINT NAME OF SHAREHOLDER(S)
                      (As it appears on Stock Certificate)




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SIGNATURE OF SHAREHOLDER                         SIGNATURE OF SHAREHOLDER


No. of Shares Owned:_________                    Dated:  ______________, 1998



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        Please sign exactly as your name appears on this proxy card and complete the number of shares owned. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

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       PLEASE COMPLETE, DATE, SIGN AND MAIL THIS FORM OF PROXYTO GB, INC.
                   IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.
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